Exhibit 99.1

KINGSWAY REPORTS Second QUARTER 2025 FINANCIAL RESULTS

Management to Host Conference Call Today, August 7, 2025, at 5 p.m. ET

Chicago - August 7, 2025 - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its operating results for the three and six months ended June 30, 2025.

Second Quarter 2025 Consolidated Financial Highlights

●	Consolidated revenue increased 16.9% to $30.9 million for the three months ended June 30, 2025, compared to $26.4 million in the prior year period.
o	Kingsway Search Xcelerator (“KSX”) revenue increased 42.1% to $13.3 million in the second quarter of 2025, compared to $9.3 million in the second quarter of 2024.

o	Extended Warranty revenue increased 3.1% to $17.6 million in the second quarter of 2025, compared to $17.1 million in the second quarter of 2024.

●	Consolidated net loss was $3.2 million for the three months ended June 30, 2025, compared to a net loss of $2.2 million in the prior year period.

●	Twelve month trailing run-rate adjusted EBITDA for the operating companies of $22.0 million to $23.0 million; this metric is intended to capture the 12-month trailing adjusted EBITDA of businesses the Company currently owns or has recently acquired, and is not intended to be forward-looking guidance.

●	Adjusted consolidated EBITDA decreased $0.8 million to $1.7 million for the three months ended June 30, 2025, compared to $2.5 million in the prior year period.
o	KSX adjusted EBITDA was $2.4 million in the second quarter of 2025 compared to $1.8 million in the year ago period.

o	Extended Warranty adjusted EBITDA was $0.6 million in the second quarter of 2025 compared to $1.6 million in the year ago period.

●	The Company had total net debt of $46.2 million as of June 30, 2025, compared with $52.0 million as of December 31, 2024.

Recent Business Highlights

●	On June 24, 2025, the Company closed a $15.7 million private placement (a “PIPE”) of 1,336,264 shares of its common stock at a price of $11.75 per share. Concurrent with the announcement of the PIPE, Kingsway also increased its target range for the number of KSX acquisitions the Company expects to complete each year from 2-3 per year to 3-5 per year. Funds received from the PIPE, in combination with operating cash flow and capital from other non-dilutive sources, provide Kingsway with the financial resources to deliver the Company’s multi-year growth ambitions.

●	On July 1, 2025, the Company acquired Roundhouse Electric & Equipment Co., Inc. (“Roundhouse”), a leading provider of industrial-scale electric motor maintenance, repair, testing, and sales solutions based in Odessa, Texas, for $22.4 million. The business adds $16.0 million in annual unaudited revenue and $4.2 million in annual unaudited adjusted EBITDA to Kingsway.

●	On August 1, 2025, the Company acquired AAA Flexible Pipe Cleaning Corp (“Advanced Plumbing and Drain”), a leading provider of commercial and residential plumbing services based in Cleveland, Ohio, for $3.5 million, plus a potential earn-out of up to $1.5 million, for a total maximum purchase price of $5.0 million. The business is expected to add $7.0 million in unaudited pro-forma annual revenue and $0.7 million in unaudited pro-forma annual adjusted EBITDA to Kingsway.

●	On August 1, 2025, the Company’s wholly-owned subsidiary Ravix Group, Inc. completed the strategic acquisition of The HR Team, Inc., a specialized firm of human resources professionals based in the state of Maryland. The business is expected to add unaudited pro-forma annual adjusted EBITDA of $0.2 million to Kingsway.

Management Commentary

“The second quarter of 2025 marked a major inflection point for Kingsway,” said JT Fitzgerald, Kingsway’s President and CEO.  “The Company raised $15.7 million via a PIPE transaction that provided the Company with the financial resources to accelerate growth and to deliver our multi-year business plan.  We subsequently completed three attractive acquisitions via our KSX platform, bringing the year-to-date total to five KSX transactions – at the top end of our recently-increased target range.  Importantly, our KSX acquisition pipeline remains robust.  Kingsway has established itself as an attractive home for high-quality B2B and B2C services companies, and I believe we have a compelling opportunity to build a much larger and far more profitable business by following our public Search Fund strategy.

“Our momentum also continued operationally.  KSX revenue grew 42% and KSX adjusted EBITDA grew 31% year-over-year.  Extended Warranty delivered improved results and is clearly back on the path to growth, with revenue increasing 3% and cash sales increasing 9% against the prior year.  Notably, this marks the sixth consecutive quarter of increased cash sales within Extended Warranty, a key leading indicator of future financial performance.

“After years of investment in our KSX platform, we’re now executing our strategy with precision,” concluded Mr. Fitzgerald.  “Each of our recent acquisitions aligns with our vision to build an exceptional portfolio of growing, profitable, and recurring revenue services businesses led by our talented Operator CEO’s.  Kingsway is committed to driving significant long-term value for the Company’s shareholders, and I am confident these transactions demonstrate our public Search Fund strategy is delivering as promised."

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Thursday, August 7, 2025
Time: 5 p.m. Eastern Time
Toll Free: 877-545-0320
International: 973-528-0002
Access Code: 594735
Live Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/52798

Conference Call Replay Information

Toll Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 52798
Replay Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/52798

About the Company

Kingsway Financial Services Inc. (“Kingsway”) (NYSE: KFS) is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provides useful information about the Company's operating results and enhances the overall ability to assess the Company's financial performance. Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting, and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider this non-GAAP measure in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2024 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports, can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:

Hayden IR
   James Carbonara
   (646) 755-7412
   james@haydenir.com

For Company Inquiries:

Kingsway Financial Services Inc.

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP Net Income (Loss)	$(10,038)	$(3,165)	$(3,092)	$(1,470)	$(2,311)

Non-GAAP Adjustments:
Discontinued operations	136	—	—	1	135
Changes in fair value; realized gains/losses (1)	(6)	(36)	(22)	133	(81)
Employee related expenses (2)	2,606	731	495	390	990
Other items (3)	3,258	982	1,095	225	956
Depreciation, amortization, tax and interest expense	13,477	3,141	2,876	4,117	3,343
Total Non-GAAP Adjustments	19,471	4,818	4,444	4,866	5,343

Non-GAAP Adjusted Consolidated EBITDA	$9,433	$1,653	$1,352	$3,396	$3,032

	Twelve Months Ended	For the Three Months Ended
	6/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
GAAP Net Income (Loss)	$(6,674)	$(2,186)	$(2,328)	$(1,485)	$(675)

Non-GAAP Adjustments:
Discontinued operations	1,801	(167)	213	1,877	(122)
Changes in fair value; realized gains/losses (1)	1,081	145	408	240	288
Employee related expenses (2)	2,113	412	467	755	479
Other items (3)	2,066	590	61	1,081	334
Gain on sale of PWSC (4)	(342)	—	—	—	(342)
Depreciation, amortization, tax and interest expense	9,566	3,659	3,280	177	2,450
Total Non-GAAP Adjustments	16,285	4,639	4,429	4,130	3,087

Non-GAAP Adjusted Consolidated EBITDA	$9,611	$2,453	$2,101	$2,645	$2,412

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gain on the change in fair value of the trust preferred security options; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.
(4)	Gain on sale of PWSC, net of transaction expenses that are included in consolidated operating expenses, as well as income taxes associated with the sale.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to

Non-GAAP Adjusted EBITDA and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP Operating Income for Extended Warranty segment	$4,074	$(63)	$515	$1,918	$1,704

Non-GAAP Adjustments:
Investment income (1)	1,309	341	247	394	327
Employee costs	352	302	50	—	—
Depreciation	157	39	38	39	41
Total Non-GAAP Adjustments	1,818	682	335	433	368

Non-GAAP adjusted EBITDA for Extended Warranty segment	$5,892	$619	$850	$2,351	$2,072

	Twelve Months Ended	For the Three Months Ended
	6/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
GAAP Operating Income for Extended Warranty segment	$6,479	$1,244	$1,076	$2,381	$1,778

Non-GAAP Adjustments:
Investment income (1)	1,242	321	320	314	287
Depreciation	227	56	52	62	57
Total Non-GAAP Adjustments	1,469	377	372	376	344

Non-GAAP adjusted EBITDA for Extended Warranty segment	$7,948	$1,621	$1,448	$2,757	$2,122

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements, as well as realized gains and losses resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP Operating Income for KSX segment	$6,670	$2,049	$1,743	$1,734	$1,144

Non-GAAP Adjustments:
Acquisition and employee costs (1)	441	204	52	65	120
Investment income (2)	114	29	25	33	27
Depreciation	421	113	97	101	110
Total Non-GAAP Adjustments	976	346	174	199	257

Non-GAAP adjusted EBITDA for KSX segment	$7,646	$2,395	$1,917	$1,933	$1,401

	Twelve Months Ended	For the Three Months Ended
	6/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
GAAP Operating Income for KSX segment	$4,843	$1,441	$1,343	$1,056	$1,003

Non-GAAP Adjustments:
Acquisition and employee costs (1)	492	139	138	128	87
Investment income (2)	105	68	10	12	15
Depreciation (3)	268	180	64	24	—
Total Non-GAAP Adjustments	865	387	212	164	102

Non-GAAP adjusted EBITDA for KSX segment	$5,708	$1,828	$1,555	$1,220	$1,105

(1)	Costs associated with acquisitions and employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI).
(3)	The June 30, 2024 quarter includes a one-time catch-up for depreciation associated with the finalization of the DDI purchase accounting.